Exhibit 99

NIC Earns 14 Cents Per Share in First Quarter 2015; Revenue Growth Driven by Consistent Performance of Transaction-based eGovernment Services

OLATHE, Kan.--(BUSINESS WIRE)--May 4, 2015--NIC Inc. (NASDAQ: EGOV), the dominant provider of official eGovernment services, today announced net income of $8.9 million and earnings per share of 14 cents on total revenues of $70.4 million for the three months ended March 31, 2015. In the first quarter of 2014, the Company reported net income of $9.4 million and earnings per share of 14 cents on total revenues of $65.4 million.

Quarterly portal revenues were $65.9 million, a 7 percent increase over the first quarter of 2014. On a same-state basis, portal revenues were $64.8 million in the current quarter, a 7 percent increase over the first quarter of 2014. Same-state, transaction-based revenues from Interactive Government Services (IGS) rose 12 percent over the first quarter of 2014, with same-state, transaction-based revenues from Driver History Records (DHR) up 5 percent due mainly to price increases in three states. Total same-state, transaction-based revenues (IGS and DHR) rose 9 percent in the current quarter. Same-state portal software development revenues decreased 23 percent as the Company cycled against a stronger quarter of project-based, time & materials revenues in the prior year quarter.

Current quarter revenues from the Connecticut portal, which launched in the second quarter of 2014, totaled $1.1 million. Revenues from the legacy Arizona state portal contract, which expired on March 26, 2014, were $0.8 million in the prior year quarter. Start-up costs from the pilot program with the Louisiana Department of Public Safety totaled $0.3 million during the current quarter.

NIC’s portal gross profit percentage was 37 percent in the current quarter, down from 39 percent in the first quarter of 2014, in part reflecting start-up costs from the Louisiana pilot and a temporary decline in gross profits of $1.4 million attributable to the Texas portal due to a change in legislation effective March 1, 2015 that affected the process for vehicle inspections in the state and the timing of revenues associated with this service. The change in legislation resulted in a temporary decline in IGS transaction-based revenues from the vehicle inspection service totaling approximately $0.7 million coupled with approximately $0.7 million in non-recurring costs to transition the service to the new vehicle inspection process.

Software & services revenues were $4.4 million in the current quarter, up 14 percent from the first quarter of 2014, driven by an increase in transactional revenues from the federal Pre-employment Screening Program and other payment processing services.

“Once again, I am pleased to see our business producing consistent results,” said Harry Herington, NIC Chief Executive Officer and Chairman of the Board. “We are committed to developing efficient and secure online services that make government more accessible to businesses and citizens.”

Operational Highlights

Recently, two NIC subsidiaries signed new contracts to provide state eGovernment services. NIC’s Oklahoma subsidiary, Oklahoma Interactive, LLC signed a new contract to manage the state’s official government portal and provide self-funded eGovernment services. The contract includes renewal options which the state can exercise to extend the contract through April 2020. New Jersey NIC subsidiary, New Jersey Interactive, LLC, signed a new contract with the state to provide self-funded eGovernment services. The contract includes a five-year base contract with renewal options which the state can exercise taking the contract through May 2022.

During the quarter, two NIC subsidiaries received contract extensions. The Tennessee Division of NICUSA received a one-year contract extension from the State of Tennessee, and Alabama Interactive, LLC received a one-year extension from the State of Alabama.

First Quarter Earnings Call and Webcast Details

On the call, the Company will discuss its 2015 first quarter, and answer questions from the investment community. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters.

Dial-In Information
Monday, May 4, 2015
4:30 p.m. (EDT)

Call bridge:	888-401-4668 (U.S. callers) or 719-457-2083 (international callers)
Conference ID:	3687918
Call leaders:	Harry Herington, Chief Executive Officer and Chairman of the Board
Steve Kovzan, Chief Financial Officer
Robert Knapp, Chief Operating Officer

Webcast Information

To sign in and listen: The Webcast system is available at https://www.egov.com/investor-relations.

A replay of the Webcast will be available by visiting https://www.egov.com/investor-relations.

About NIC

Founded in 1992, NIC (NASDAQ: EGOV) is the nation's leading provider of official government websites, online services, and secure payment processing solutions. The Company's innovative eGovernment services help make government more accessible to everyone through technology. The family of NIC companies provides eGovernment solutions for more than 3,500 federal, state, and local agencies in the United States. Forbes has named NIC as one of the “100 Best Small Companies in America” six times, most recently ranked at No. 36 (2014), and the Company has been included four times on the Barron’s 400 Index. Additional information is available at https://www.egov.com.

Cautionary Statement Regarding Forward-Looking Information

Any statements contained in this release that do not relate to historical or current facts constitute forward-looking statements. These statements include statements regarding the Company’s potential financial performance for the current fiscal year, statements regarding the planned implementation of new portal contracts and projects under existing portal contracts, and statements regarding continued implementation of NIC’s business model and its development of new products and services. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, NIC’s ability to successfully integrate into its operations recently awarded eGovernment contracts; NIC's ability to implement its new portal contracts and new projects in a timely and cost-effective manner; NIC’s ability to successfully increase the adoption and use of eGovernment services; the possibility of reductions in fees or revenues as a result of budget deficits, government shutdowns or changes in government policy; the success of the Company in renewing existing contracts and in signing contracts with new states and federal government agencies; continued favorable government legislation; NIC’s ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; the possibility of security breaches or disruptions through cyber attacks or other events and any resulting liability; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2015. Any forward-looking statements made in this release speak only as of the date of this release. NIC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

NIC INC.
FINANCIAL SUMMARY
(UNAUDITED)
Thousands except per share amounts and percentages

	Three months ended
	March 31,
	2015	2014
Revenues:
Portal revenues	$65,914	$61,482
Software & services revenues	4,445	3,915
Total revenues	70,359	65,397
Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization (1)	41,494	37,560
Cost of software & services revenues, exclusive of depreciation &
amortization	1,290	993
Selling & administrative (1)	10,538	9,208
Depreciation & amortization	2,292	2,250
Total operating expenses	55,614	50,011
Operating income before income taxes	14,745	15,386
Income tax provision	5,804	6,010
Net income	$8,941	$9,376

Basic net income per share	$0.14	$0.14
Diluted net income per share	$0.14	$0.14

Weighted average shares outstanding:
Basic	65,387	65,057
Diluted	65,387	65,057

Key Financial Metrics:
Revenue growth - outsourced portals	7%	6%
Same state revenue growth - outsourced portals	7%	7%
Recurring portal revenue as a % of total portal revenues	97%	95%
Gross profit % - outsourced portals (1)	37%	39%
Revenue growth - software & services	14%	23%
Gross profit % - software & services	71%	75%
Selling & administrative expenses as a % of total revenues (1)	15%	14%
Operating income as a % of total revenue	21%	24%

Portal Revenue Analysis:
IGS transaction-based	$36,147	$32,369
DHR transaction-based	25,652	23,476
Portal software development	2,295	3,027
Portal management	1,820	2,610
Total portal revenues	$65,914	$61,482

(1) The Company reclassified certain income statement employee benefit related expenses for the three-
month period ended March 31, 2014 to conform to the 2015 presentation. The reclassification resulted in a reduction of selling & administrative expenses of $1.1 million for the three-month period ended
March 31, 2014 and a corresponding increase in cost of portal revenues. In addition, the reclassification resulted in a reduction of selling & administrative expenses as a percentage of total consolidated revenues of 2% for the three-month period ended March 31, 2014 and a corresponding decrease in portal gross profit percentage. The reclassification had no effect on total operating expenses, operating income, net income, earnings per share or cash flows.

NIC INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
Thousands except par value amount

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash	$92,104	$87,983
Trade accounts receivable, net	67,822	57,468
Deferred income taxes, net	1,079	1,039
Prepaid expenses & other current assets	12,525	11,502
Total current assets	173,530	157,992
Property and equipment, net	11,018	12,247
Intangible assets, net	2,395	2,394
Other assets	444	446
Total assets	$187,387	$173,079

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$48,318	$41,402
Accrued expenses	16,498	19,751
Other current liabilities	2,458	2,902
Total current liabilities	67,274	64,055

Deferred income taxes, net	1,558	1,536
Other long-term liabilities	3,563	3,350
Total liabilities	72,395	68,941

Commitments and contingencies	-	-

Stockholders' equity:
Common stock, $0.0001 par, 200,000 shares authorized,
65,543 and 65,303 shares issued and outstanding	7	7
Additional paid-in capital	96,546	94,690
Retained earnings	18,439	9,441
Total stockholders' equity	114,992	104,138
Total liabilities and stockholders' equity	$187,387	$173,079

NIC INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
(UNAUDITED)
Thousands

			Additional
	Common Stock		Paid-in
	Shares	Amount	Capital	Retained Earnings	Total
Balance, January 1, 2015	65,303	$7	$94,690	$9,441	$104,138
Net income	-	-	-	8,941	8,941
Restricted stock vestings	258	-	74	-	74
Dividend equivalents cancelled upon forfeiture of
performance-based restricted stock awards	-	-	18	57	75
Shares surrendered and cancelled upon vesting of restricted
stock to satisfy tax withholdings	(93)	-	(1,581)	-	(1,581)
Stock-based compensation	-	-	2,159	-	2,159
Tax deductions relating to stock-based compensation	-	-	204	-	204
Shares issuable in lieu of dividend payments on unvested
performance-based restricted stock awards	-	-	(149)	-	(149)
Issuance of common stock under employee stock purchase plan	75	-	1,131	-	1,131
Balance, March 31, 2015	65,543	$7	$96,546	$18,439	$114,992

NIC INC.
CASH FLOW SUMMARY
(UNAUDITED)
Thousands

	Three months ended
	March 31,
	2015	2014

Cash flows from operating activities:
Net income	$8,941	$9,376
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	2,292	2,250
Stock-based compensation expense	2,159	1,000
Deferred income taxes	(1,436)	(676)
Loss on disposal of property and equipment	27	104
Changes in operating assets and liabilities:
(Increase) in trade accounts receivable, net	(10,354)	(8,797)
Decrease in prepaid expenses & other current assets	395	2,241
(Increase) decrease in other assets	2	(34)
Increase in accounts payable	6,916	7,987
(Decrease) in accrued expenses	(4,960)	(7,227)
Increase (decrease) in other current liabilities	(444)	415
Increase in other long-term liabilities	213	161
Net cash provided by operating activities	3,751	6,800
Cash flows from investing activities:
Purchases of property and equipment	(677)	(919)
Capitalized internal use software development costs	(288)	(325)
Net cash used in investing activities	(965)	(1,244)
Cash flows from financing activities:
Proceeds from employee common stock purchases	1,131	1,107
Tax deductions related to stock-based compensation	204	690
Net cash provided by financing activities	1,335	1,797
Net increase in cash	4,121	7,353
Cash, beginning of period	87,983	74,245
Cash, end of period	$92,104	$81,598
Other cash flow information:
Non-cash investing activities:
Capital expenditures accrued but not yet paid	$126	$189
Cash payments:
Income taxes paid	$6,414	$6,532
Cash dividends on common stock previously restricted for payment of dividend	$-	$22,982

CONTACT:
NIC Inc.
Angela Davied, 913-754-7054
adavied@egov.com